UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street Suite 302 Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market
7.00% Notes Due 2025	TRINL	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINZ	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 23, 2024, Trinity Capital Inc. (the “Company”) entered into (i) an open market sale agreement with Jefferies LLC (“Jefferies”), as sales agent and/or principal thereunder, (ii) an open market sale agreement with B. Riley Securities, Inc. (“B. Riley”), as sales agent and/or principal thereunder, and (iii) an open market sale agreement with Keefe, Bruyette & Woods, Inc. (“KBW” and together with Jefferies and B. Riley, the “Sales Agents”), as sales agent and/or principal thereunder. The open market sale agreements with the Sales Agents described in the preceding sentence are collectively referred to herein as the “Sales Agreements.” Under the Sales Agreements, the Company may, but has no obligation to, issue and sell, from time to time, up to $250,000,000 in aggregate offering price of shares (the “Shares”) of its common stock, par value $0.001 per share, through the Sales Agents, or to it, as principal for its own account. The Company intends to use substantially all of the net proceeds from this “at-the-market” offering to make investments in accordance with its investment objective and investment strategy and for general corporate purposes.

Sales of the Shares, if any, will be made under the prospectus supplement, dated August 23, 2024 (the “Prospectus Supplement”), as may be supplemented from time to time, and the accompanying prospectus, dated February 7, 2024 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”) by any method permitted by law and deemed to be part of an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on or through the Nasdaq Global Select Market, or similar securities exchange, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at other negotiated prices.

Under the terms of the Sales Agreements, each Sales Agent will receive a commission from the Company equal to up to 2.00% of the gross sales price of any Shares sold through the Sales Agent under the Sales Agreements and reimbursement of certain expenses. The Sales Agreements contain customary representations, warranties and agreements of the Company, indemnification rights and obligations of the parties, and termination provisions.

Further details regarding the Sales Agreements and the “at-the-market” offering are set forth in the Prospectus filed by the Company with the Securities and Exchange Commission on August 23, 2024.

The Shares, if any, will be offered, issued and sold pursuant to the Company’s shelf registration statement on Form N-2 (File No. 333-275970), the prospectus, dated February 7, 2024, contained therein, and the Prospectus Supplement.

The foregoing description of the Sales Agreements is not complete and is qualified in its entirety by reference to the full text of the Sales Agreements, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Dechert LLP.
10.1	Open Market Sale Agreement, dated August 23, 2024, by and between Trinity Capital Inc. and Jefferies LLC.
10.2	Open Market Sale Agreement, dated August 23, 2024, by and between Trinity Capital Inc. and B. Riley Securities, Inc.
10.3	Open Market Sale Agreement, dated August 23, 2024, by and between Trinity Capital Inc. and Keefe, Bruyette & Woods, Inc.
23.1	Consent of Dechert LLP (contained in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Capital Inc.

August 23, 2024	By:	/s/ Kyle Brown
		Name:	Kyle Brown
		Title:	Chief Executive Officer, President and Chief Investment Officer

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